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                                                                 EXHIBIT 10(vi)

                      LANCE, INC. BENEFIT RESTORATION PLAN


         THIS INSTRUMENT, is executed as of the 15th day of April, 1994, by LANCE, INC. a North Carolina corporation (the "Company").


                              Statement of Purpose


         The Company maintains a tax-qualified, defined contribution plan known as the "Lance, Inc. Profit Sharing Retirement Plan" (the "PSR Plan") for the benefit of its eligible employees and the eligible employees of the Company's affiliates which have adopted the PSR Plan. The Company desires to adopt and establish a benefit restoration plan to provide benefits, on a nonqualified and unfunded basis, to certain executive employees whose benefits under the PSR Plan are adversely affected by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code. The restoration plan shall be known as the "Lance, Inc. Benefit Restoration Plan" and shall be effective as of December 27, 1992.

         NOW, THEREFORE, the Company does hereby declare that the Lance, Inc. Benefit Restoration Plan is hereby adopted effective as of December 27, 1992 to consist of the following Articles I through V:

                                   ARTICLE I
                  NAME, PURPOSE, CONSTRUCTION AND DEFINITIONS

         Section 1.1. Name. The Plan shall be known as the "Lance, Inc. Benefit Restoration Plan."

         Section 1.2. Purpose. The purpose of the Plan is to provide Participants the benefits (if any) that could not be provided to them under the PSR Plan because of the limitations and restrictions of Section 401(a)(17) and
Section 415 of the Code.

         Section 1.3. Construction. Article, Section and paragraph headings have been inserted for convenience of reference only in the Plan and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable and, to the extent such laws are not applicable, by the laws of the State of North Carolina.

         Section 1.4. Definitions. Whenever used in the Plan, and unless the context clearly indicates otherwise, the following terms shall have the following meanings:
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                 (a)  Amendment or Termination Date means the date on which an amendment to or the termination of the Plan is adopted by the Board of Directors or, if later, the effective date of such amendment or termination.

                 (b) Beneficiary means, with respect to a Participant, the person(s) or entity(ies) designated as the Participant's "Beneficiary" under (and as defined in) the PSR Plan.

                 (c) Board or Board of Directors means the Board of Directors of the Company or any committee or committees of the Board of Directors of the Company to which, and to the extent, the Board of Directors of the Company has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

                 (d) Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

                 (e) Committee means the Committee described in Article III hereof.

                 (f) Company means Lance, Inc., a North Carolina corporation.

                 (g) General Fund means the separate investment fund maintained in the trust for the PSR Plan and known as the "General Fund."

                 (h)  Participant means an employee of a Participating
         Employer who has been designated a Participant in the Plan as provided in Section 2.1.

                 (i) Participating Employers means the Company and those subsidiary, affiliate or associated corporations of the Company which hereafter adopt the Plan.

                 (j) Plan means the Lance, Inc. Benefit Restoration Plan, as set forth herein, together with any and all amendments thereto.

                 (k) Plan Year means the taxable year of the Company determined under Section 441 of the Code.

                 (l) PSR Plan means the defined contribution profit-sharing plan maintained by the Company known as the "Lance, Inc.
         Profit-Sharing Retirement Plan," as amended from time to time.
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                 (m)  Restoration Account means the bookkeeping account
         maintained under the Plan for a Participant, as adjusted from time to time pursuant to Section 2.2.

                 (n)  Valuation Date means the last day of each Plan Year.

                                   ARTICLE II
                           PARTICIPATION AND BENEFITS

         Section 2.1. Participation. No person shall become a Participant unless or until such person becomes an employee of a Participating Employer and has been designated a Participant in the Plan. The Board of Directors, in its sole and exclusive discretion, shall determine which employees of the Participating Employers shall become Participants. Designation of employees as Participants shall be made in such manner as the Board of Directors shall determine from time to time. No employee shall have any right to participate in the Plan unless and until designated as a Participant by the Board of Directors even though such employee's benefits under the PSR Plan are adversely affected by the limitations of Sections 415 and 401(a)(17) of the Code.

         Section 2.2. PSR Plan Restoration Benefits. A Restoration Account shall be established on the books and records of the Plan for a Participant effective as of the date the Participant commences participation in the Plan. The amount of benefits payable under the Plan to a Participant (or if the Participant is deceased, the Participant's Beneficiary) shall be the amount credited to the Participant's Restoration Account. The Participant's Restoration Account shall be adjusted as of each Valuation Date as follows:

              (i) First, the Participant's Restoration Account shall be debited with an amount equal to all distributions from such Restoration Account since the immediately preceding Valuation Date;

             (ii) Second, the Participant's Restoration Account shall be credited or debited, as the case may be, with an amount equal to the income, dividend, expense, gain, loss or other appreciation or depreciation in value which would have been earned (or lost) by the amount credited to the Participant's Restoration Account as of the immediately preceding Valuation Date less the amount of all distributions from such Restoration Account since the immediately preceding Valuation Date if said amount less said distributions had been held and invested during that period in the General Fund; and

            (iii) Third, the Participant's Restoration Account shall be credited with an amount equal to the excess, if any, of:





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                          (A) the aggregate amount of the "Contribution" and
                 "Forfeitures" that would have been allocated to the Participant's "Individual Account" under the PSR Plan as of such date had the limitation imposed by Section 415 of the Code not been in effect, and had the amount of the Participant's compensation used in calculating the amount of said "Contribution" and "Forfeitures" so allocated to said account under the terms of the PSR Plan not been limited by
                 Section 401(a)(17) of the Code, over

                          (B) the amount of the "Contribution" and
                 "Forfeitures" actually allocated to the Participant's "Individual Account" under the PSR Plan as of such date.

         Section 2.3. Benefit Payments.

         (a) Time and Method of Payment. No payments under the Plan shall be made until after a Participant's termination of employment with the Participating Employers. The Participant's Restoration Account shall be paid to the Participant (or the Participant's Beneficiary if the Participant is deceased) in annual installments commencing on the April 1 following the Plan Year during which such termination of employment occurs and continuing on each April 1 thereafter until paid in full in annual amounts equal to the lesser of
(i) Twenty-Five Thousand Dollars ($25,000) or (ii) the balance of such Restoration Account. In the event a Participant dies prior to receiving such single cash payment, the remaining payment(s) from the Participant's Restoration Account shall be paid to the Participant's Beneficiary at the same time the payment(s) would have been paid to the Participant. The Participant's Restoration Account shall continue to be adjusted in accordance with the applicable provisions of Section 2.2 during the distribution period.

         (b) Tax Withholding. The Participating Employers shall withhold from any payment under the Plan to a Participant or Beneficiary all federal, state or local income or employment taxes required by law to be withheld from such payment and shall remit such taxes to the proper taxing authority(ies).

                                  ARTICLE III
                                   COMMITTEE

         Section 3.1. General. The Committee shall consist at any time of those individuals who are serving at such time as the members of the "Advisory Committee" for the PSR Plan.

         Section 3.2. Powers of Committee. The Committee shall administer the Plan and shall have all powers necessary to enable it to carry out its duties under the Plan. Not in limitation of





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the foregoing, the Committee shall have the power to construe and interpret the
Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee shall act by majority vote and may adopt such bylaws, rules and regulations as it deems desirable for the conduct of its affairs. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee may deem expedient or appropriate. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretive issues in its administration of the Plan, and the Committee's exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

         Section 3.3. Expenses of Committee. The reasonable expenses incurred by the Committee in the performance of its duties under the Plan, including without limitation reasonable counsel fees and the expenses of other agents, shall be paid by the Participating Employers.

         Section 3.4. Indemnification of Committee. To the extent permitted by applicable law, the Participating Employers shall indemnify and hold harmless each member of the Committee from and against any and all liability, claims, demands, costs and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

                                   ARTICLE IV
                           AMENDMENT AND TERMINATION

         Section 4.1. Amendment of Plan.  Subject to the provisions of Section
4.4 of the Plan, the Participating Employers expressly reserve the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan for whatever reason(s) the Participating Employers may deem appropriate.

         Section 4.2. Termination of Plan.  Subject to the provisions of
Section 4.4 of the Plan, the Participating Employers expressly reserve the right, at any time and for whatever reason they may deem appropriate, to terminate the Plan.





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         Section 4.3. Effective Date and Procedure for Amendment or
Termination. Subject to the provisions of Section 4.4, any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Participating Employers by resolution of the Board of Directors and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

         Section 4.4. Effect of Amendment or Termination on Certain Benefits. No amendment or termination of the Plan may reduce or eliminate the benefits that would have been payable under Article II (without regard to such amendment or termination) to a Participant determined as if such Participant had terminated employment with the Participating Employers immediately prior to the Amendment or Termination Date and had been otherwise entitled to receive the benefits (if any) payable to such Participant at such time under Article II.

                                   ARTICLE V
                                 MISCELLANEOUS

         Section 5.1. Adoption by a Affiliated Entities. Any entity which is a "Participating Employer" under (and as defined in) the PSR Plan may, with the approval of the Board of Directors, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and such entity. Any such adoption of the Plan shall be evidenced by an appropriate instrument of adoption executed by such entity.

         Section 5.2. Authorization and Delegation to the Board of Directors. Each entity which hereafter becomes a Participating Employer authorizes and empowers the Board of Directors (i) to amend or terminate the Plan as provided in Article IV without further action by said entity and (ii) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized or permitted to perform or do as provided herein.

         Section 5.3. Spendthrift Clause. To the extent permitted by law, none of the benefits payable under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary or to any legal process by any creditor of any Participant or Beneficiary, and no Participant or Beneficiary entitled to benefits hereunder shall have any right whatsoever to alienate, commute, anticipate or assign any benefits under the Plan.

         Section 5.4. No Employment Rights. Participation in the Plan shall not give any Participant any right to remain in the employ of any Participating Employer or upon dismissal, any right or interest in the Plan except as expressly provided herein.





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         Section 5.5. Payments to Minors and Incompetents.  If a Participant or
Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, such benefits shall be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

         Section 5.6. Nature of the Plan and Rights. The Plan is unfunded and intended to constitute a deferred compensation plan for a select group of key management employees of the Participating Employers. The Restoration Accounts established and maintained under the Plan are for accounting purposes only and shall not be deemed or construed to create a trust fund of any kind or to grant a property interest of any kind to any Participant or Beneficiary. The amounts credited to such Restoration Accounts are and for all purposes shall continue to be a part of the general assets of the Participating Employers, and to the extent a Participant or Beneficiary acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employers.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers, all as of the 15th day of April, 1994.

                                       LANCE, INC.


                                       By:    S/J.W. Disher
                                            -------------------------------
                                            President
[CORPORATE SEAL]

Attest:


S/E. D. Leake
- - ----------------------------
Assistant Secretary





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